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                      SUMMIT PROPERTIES PARTNERSHIP, L.P.
               CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

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
                                                        YEARS ENDED DECEMBER 31,
                                           ---------------------------------------------------
                                            1997       1996       1995       1994       1993
                                           -------    -------    -------    -------    -------
Income (loss) before extraordinary
  items..................................  $31,934    $21,187    $15,051    $ 8,527    $(5,858)
Interest:
  Expense incurred.......................   20,902     16,113     13,715     13,006     25,286
  Amortization of deferred financing
     costs...............................    1,057      1,025      1,087      1,061      1,114
                                           -------    -------    -------    -------    -------
          Total..........................  $53,893    $38,325    $29,853    $22,594    $20,542
                                           =======    =======    =======    =======    =======
Fixed charges:
  Interest expense.......................  $20,902    $16,113    $13,715    $13,006    $25,286
  Interest capitalized...................    5,876      4,266      3,110        686          0
  Rental fixed charges...................      115        124        134        124        123
  Amortization of deferred financing
     costs...............................    1,057      1,025      1,087      1,061      1,114
                                           -------    -------    -------    -------    -------
          Total..........................  $27,950    $21,528    $18,046    $14,877    $26,523
                                           =======    =======    =======    =======    =======
Ratio of earnings to fixed charges.......  $  1.93    $  1.78    $  1.65    $  1.52    $  0.77
                                           =======    =======    =======    =======    =======
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